EXHIBIT 32.1

CERTIFICATION

Mark McCamish, Senior Vice President and Chief Medical Officer, and Andrew L. Guggenhime, Senior Vice President and Chief Financial Officer, of PDL BioPharma, Inc. (the “Registrant”), who together act as the Principal Executive Officer, each hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on his knowledge:

(1) the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 will be provided to the Securities and Exchange Commission or its staff upon request.

Dated: August 11, 2008

/s/ Mark McCamish
Mark McCamish, M.D., PhD.
Senior Vice President and Chief Medical Officer (Co-Principal Executive Officer)

/s/ Andrew L. Guggenhime
Andrew L. Guggenhime
Senior Vice President and Chief Financial Officer
(Co-Principal Executive Officer and Principal Financial Officer)